EXHIBIT 24.1

CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated the Chief Executive Officer or the Chief Financial Officer of CryoLife, Inc. to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of CryoLife, Inc.  The authority of the Chief Executive Officer or the Chief Financial Officer of CryoLife, Inc. under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of CryoLife, Inc. unless earlier revoked in writing.  The undersigned acknowledges that the Chief Executive Officer or the Chief Financial Officer of CryoLife, Inc. is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated as of December 14, 2012	/s/ Bruce G. Anderson
Bruce G. Anderson